Exhibit 99.1

Datadog Announces Fourth Quarter and Fiscal Year 2022 Financial Results

February 16, 2023

Fourth quarter revenue grew 44% year-over-year to $469 million
Strong growth of larger customers, with 317 $1 million+ ARR customers, up from 216 a year ago
Launched Universal Service Monitoring

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the observability and security platform for cloud applications, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.
"We are pleased with our fourth quarter performance, as we delivered more value to more customers across our broadening platform, while driving strong profitability and cash generation," said Olivier Pomel, co-founder and CEO of Datadog. "We are proud of our strong execution in fiscal year 2022, with 63% year-over-year revenue growth, $418 million in operating cash flow, and $354 million in free cash flow."
Pomel added, “In a time when efficiency, cost savings, and agility are more important than ever for our customers, we are excited to deliver even more innovations and business value to our customers in 2023."

Fourth Quarter 2022 Financial Highlights:
•Revenue was $469.4 million, an increase of 44% year-over-year.
•GAAP operating loss was $(34.6) million; GAAP operating margin was (7)%.
•Non-GAAP operating income was $83.1 million; non-GAAP operating margin was 18%.
•GAAP net loss per diluted share was $(0.09); non-GAAP net income per diluted share was $0.26.
•Operating cash flow was $114.4 million, with free cash flow of $96.4 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $1.9 billion as of December 31, 2022.
Fiscal Year 2022 Financial Highlights:
•Revenue was $1.68 billion, an increase of 63% year-over-year.

•GAAP operating loss was $(58.7) million; GAAP operating margin was (4)%.
•Non-GAAP operating income was $326.3 million; non-GAAP operating margin was 19%.
•GAAP net loss per diluted share was $(0.16); non-GAAP net income per diluted share was $0.98.
•Operating cash flow was $418.4 million, with free cash flow of $353.5 million.
Fourth Quarter & Recent Business Highlights:
•As of December 31, 2022, we had 317 customers with ARR of $1 million or more, an increase of 47% from 216 as of December 31, 2021. As of December 31, 2022, we had about 2,780 customers with ARR of $100,000 or more, an increase of 38% from 2,010 as of December 31, 2021.
•Datadog was named a Leader in the "Forrester Wave: Artificial Intelligence for IT Operations, Q4 2022." Forrester research identifies, evaluates and scores the 11 top vendors offering products with AIOps capabilities.
•Announced a new integration with Amazon Security Lake. The integration, announced during AWS re:Invent, makes it easy for Amazon Security Lake users to send cloud security logs to Datadog in a standard format.
•Launched Universal Service Monitoring for general availability. Universal Service Monitoring automatically detects all microservices across an organization's environment and provides instant visibility into their health and dependencies — all without any code changes.

First Quarter and Fiscal Year 2023 Outlook:
Based on information as of today, February 16, 2023, Datadog is providing the following guidance:
•First Quarter 2023 Outlook:
◦Revenue between $466 million and $470 million.
◦Non-GAAP operating income between $68 million and $72 million.
◦Non-GAAP net income per share between $0.22 and $0.24, assuming approximately 348 million weighted average diluted shares outstanding.
•Fiscal Year 2023 Outlook:
◦Revenue between $2.07 billion and $2.09 billion.
◦Non-GAAP operating income between $300 million and $320 million.
◦Non-GAAP net income per share between $1.02 and $1.09, assuming approximately 351 million weighted average diluted shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the fourth quarter and fiscal year 2022 and outlook for the first quarter and the fiscal year 2023
•When: February 16, 2023 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management real-user monitoring and many other capabilities to provide unified, real-time observability and security for our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the first quarter and fiscal year 2023 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending as well as the impact of the COVID-19 pandemic. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 4, 2022. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retrospectively. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$469,399	326,198	$1,675,100	$1,028,784
Cost of revenue (1)(2)(3)	96,757	67,149	346,743	234,245
Gross profit	372,642	259,049	1,328,357	794,539
Operating expenses:
Research and development (1)(3)	218,656	133,049	752,351	419,769
Sales and marketing (1)(2)(3)	149,359	88,905	495,288	299,497
General and administrative (1)(3)	39,255	28,640	139,413	94,429
Total operating expenses	407,270	250,594	1,387,052	813,695
Operating (loss) income	(34,628)	8,455	(58,695)	(19,156)
Other income:
Interest expense (4)	(3,019)	(5,604)	(16,535)	(21,052)
Interest income and other income, net	11,793	5,681	37,160	21,786
Other income, net	8,774	77	20,625	734
(Loss) income before provision for income taxes	(25,854)	8,532	(38,070)	(18,422)
Provision for income taxes	(3,180)	(1,363)	(12,090)	(2,323)
Net (loss) income	$(29,034)	7,169	$(50,160)	$(20,745)
Net (loss) income per share - basic	$(0.09)	$0.02	$(0.16)	$(0.07)
Net (loss) income per share - diluted	$(0.09)	$0.02	$(0.16)	$(0.07)
Weighted average shares used in calculating net (loss) income per share:
Basic	317,348	311,817	315,410	309,048
Diluted	317,348	345,877	315,410	309,048

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$3,654	$1,608	$10,827	$4,565
Research and development	73,794	36,995	237,120	101,942
Sales and marketing	23,405	11,680	76,735	35,035
General and administrative	11,656	6,083	38,472	22,195
Total	$112,509	$56,366	$363,154	$163,737

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,955	$1,218	$6,750	$3,792
Sales and marketing	208	208	825	600
Total	$2,163	$1,426	$7,575	$4,392

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$47	$92	$266	$345
Research and development	2,459	2,748	10,384	8,143
Sales and marketing	432	1,119	2,766	6,349
General and administrative	111	410	830	1,248
Total	$3,049	$4,369	$14,246	$16,085

(4) Includes amortization of issuance costs as follows:
Interest expense	$844	$839	$3,369	$3,349
Total	$844	$839	$3,369	$3,349

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338,985	$270,973
Marketable securities	1,545,341	1,283,473
Accounts receivable, net of allowance for credit losses of $5,626 and $2,997 as of December 31, 2022 and 2021, respectively	399,551	268,824
Deferred contract costs, current	33,054	23,235
Prepaid expenses and other current assets	27,303	24,443
Total current assets	2,344,234	1,870,948
Property and equipment, net	125,346	75,152
Operating lease assets	87,629	61,355
Goodwill	348,277	292,176
Intangible assets, net	16,365	15,704
Deferred contract costs, non-current	55,338	42,062
Restricted cash	3,303	3,490
Other assets	24,360	19,907
TOTAL ASSETS	$3,004,852	$2,380,794
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,474	$25,270
Accrued expenses and other current liabilities	171,158	111,284
Operating lease liabilities, current	22,092	20,157
Deferred revenue, current	543,024	371,985
Total current liabilities	759,748	528,696
Operating lease liabilities, non-current	76,582	52,106
Convertible senior notes, net	738,847	735,482
Deferred revenue, non-current	12,944	13,896
Other liabilities	6,226	9,411
Total liabilities	1,594,347	1,339,591
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,625,190	1,197,136
Accumulated other comprehensive loss	(12,422)	(3,830)
Accumulated deficit	(202,266)	(152,106)
Total stockholders’ equity	1,410,505	1,041,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,004,852	$2,380,794

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(29,034)	$7,169	$(50,160)	$(20,745)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,804	6,876	34,629	22,938
Amortization of discounts or premiums on marketable securities	(2,491)	4,407	4,726	16,236
Amortization of issuance costs	844	839	3,369	3,349
Amortization of deferred contract costs	8,062	5,309	28,003	17,866
Stock-based compensation, net of amounts capitalized	112,509	56,366	363,154	163,737
Non-cash lease expense	6,180	4,596	21,416	17,201
Allowance for credit losses on accounts receivable	1,286	1,085	5,215	2,311
Loss on disposal of property and equipment	510	16	1,662	274
Changes in operating assets and liabilities:
Accounts receivable, net	(51,963)	(45,232)	(135,701)	(107,112)
Deferred contract costs	(16,427)	(15,165)	(51,098)	(42,775)
Prepaid expenses and other current assets	4,715	204	(6,565)	(737)
Other assets	(3,259)	(783)	(5,179)	(2,627)
Accounts payable	(3,769)	(9,354)	(1,286)	3,078
Accrued expenses and other liabilities	10,228	18,044	37,578	37,270
Deferred revenue	67,246	81,416	168,644	176,281
Net cash provided by operating activities	114,441	115,793	418,407	286,545
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(345,985)	(228,107)	(1,413,717)	(1,125,519)
Maturities of marketable securities	280,531	110,868	1,137,724	1,046,560
Proceeds from sale of marketable securities	—	6,617	2,090	67,749
Purchases of property and equipment	(10,054)	(2,405)	(35,261)	(9,956)
Capitalized software development costs	(8,036)	(6,705)	(29,628)	(26,069)
Cash paid for acquisition of businesses; net of cash acquired	(5,576)	(26,303)	(45,878)	(226,505)
Net cash used in investing activities	(89,120)	(146,035)	(384,670)	(273,740)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,734	4,256	10,001	14,907
Proceeds for issuance of common stock under the employee stock purchase plan	12,468	10,484	26,025	20,278
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	—	—	(245)
Repayments of convertible senior notes	—	—	(3)	—
Net cash provided by financing activities	14,202	14,740	36,023	34,940

Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,931	(573)	(1,935)	(1,993)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	44,454	(16,075)	67,825	45,752
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	297,834	290,538	274,463	228,711
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$342,288	$274,463	$342,288	$274,463

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$338,985	$270,973	$338,985	$270,973
Restricted cash	3,303	3,490	3,303	3,490
Total cash, cash equivalents and restricted cash	$342,288	$274,463	$342,288	$274,463

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$372,642	$259,049	$1,328,357	$794,539
Plus: Stock-based compensation expense	3,654	1,608	10,827	4,565
Plus: Amortization of acquired intangibles	1,955	1,218	6,750	3,792
Plus: Employer payroll taxes on employee stock transactions	47	92	266	345
Non-GAAP gross profit	$378,298	$261,967	$1,346,200	$803,241
GAAP gross margin	79%	79%	79%	77%
Non-GAAP gross margin	81%	80%	80%	78%

Reconciliation of operating expenses
GAAP research and development	$218,656	$133,049	$752,351	$419,769
Less: Stock-based compensation expense	(73,794)	(36,995)	(237,120)	(101,942)
Less: Employer payroll taxes on employee stock transactions	(2,459)	(2,748)	(10,384)	(8,143)
Non-GAAP research and development	$142,403	$93,306	$504,847	$309,684

GAAP sales and marketing	$149,359	$88,905	$495,288	$299,497
Less: Stock-based compensation expense	(23,405)	(11,680)	(76,735)	(35,035)
Less: Amortization of acquired intangibles	(208)	(208)	(825)	(600)
Less: Employer payroll taxes on employee stock transactions	(432)	(1,119)	(2,766)	(6,349)
Non-GAAP sales and marketing	$125,314	$75,898	$414,962	$257,513

GAAP general and administrative	$39,255	$28,640	$139,413	$94,429
Less: Stock-based compensation expense	(11,656)	(6,083)	(38,472)	(22,195)
Less: Employer payroll taxes on employee stock transactions	(111)	(410)	(830)	(1,248)
Non-GAAP general and administrative	$27,488	$22,147	$100,111	$70,986

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(34,628)	$8,455	$(58,695)	$(19,156)
Plus: Stock-based compensation expense	112,509	56,366	363,154	163,737
Plus: Amortization of acquired intangibles	2,163	1,426	7,575	4,392
Plus: Employer payroll taxes on employee stock transactions	3,049	4,369	14,246	16,085
Non-GAAP operating income	$83,093	$70,616	$326,280	$165,058
GAAP operating margin	(7)%	3%	(4)%	(2)%
Non-GAAP operating margin	18%	22%	19%	16%

Reconciliation of net (loss) income
GAAP net (loss) income	$(29,034)	$7,169	$(50,160)	$(20,745)
Plus: Stock-based compensation expense	112,509	56,366	363,154	163,737
Plus: Amortization of acquired intangibles	2,163	1,426	7,575	4,392
Plus: Employer payroll taxes on employee stock transactions	3,049	4,369	14,246	16,085
Plus: Amortization of issuance costs	844	839	3,369	3,349
Non-GAAP net income	$89,531	$70,169	$338,184	$166,818
Net income per share - basic	$0.28	$0.23	$1.07	$0.54
Net income per share - diluted	$0.26	$0.20	$0.98	$0.48
Shares used in non-GAAP net income per share calculations:
Basic	317,348	311,817	315,410	309,048
Diluted	345,009	345,877	345,727	343,997

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$114,441	$115,793	$418,407	$286,545
Less: Purchases of property and equipment	(10,054)	(2,405)	(35,261)	(9,956)
Less: Capitalized software development costs	(8,036)	(6,705)	(29,628)	(26,069)
Free cash flow	$96,351	$106,683	$353,518	$250,520
Free cash flow margin	21%	33%	21%	24%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.